Exhibit 99.1

RH RAISES SECOND QUARTER AND FULL YEAR FISCAL 2019 REVENUE AND EARNINGS GUIDANCE

Corte Madera, CA – July 29th, 2019 - RH (NYSE: RH) today announced updated second quarter and fiscal year 2019 revenue and earnings guidance and Chairman & Chief Executive Officer Gary Friedman provided a brief update of the Company’s recent performance and outlook.

The Company’s updated outlook for second quarter fiscal year 2019:

Adjusted net revenues in the range of $696 million to $699 million, an increase of 8% to 9% over last year, versus the previous outlook for revenues in the range of $681 million to $688 million

Adjusted diluted EPS in the range of $2.65 to $2.72, an increase of 40% to 44% over last year, versus the previous outlook for adjusted diluted EPS in the range of $2.33 to $2.47

Free cash flow of approximately $95 million versus $25 million last year, resulting in net debt to TTM Adjusted EBITDA of approximately 2.4 times

The Company’s updated outlook for fiscal year 2019:

Adjusted net revenues in the range of $2.658 billion to $2.674 billion, an increase of 6% to 7% over last year, versus the previous outlook for adjusted net revenues in the range of $2.643 billion to $2.663 billion

Adjusted diluted EPS in the range of $9.08 to $9.52, an increase of 24% to 30% over last year, versus the previous outlook for adjusted diluted EPS of $8.76 to $9.27

Gary Friedman, the Company’s Chairman and Chief Executive Officer commented, “Our revenues continue to build momentum as we begin to pivot the Company back to growth. We are pleased with the early results of RH Beach House introduced late Spring, and plan to unveil RH Ski House plus several new collections across RH Interiors and RH Modern this Fall. We continue to be cautiously optimistic about our prospects for the second half of 2019 as we begin to cycle the compounding negative effect of multiple interest rate hikes and a depressed high end housing market last year, plus the stock market volatility that disrupted our business in the fourth quarter.”

Mr. Friedman continued, “Despite achieving industry leading operating margins we continue to demonstrate our ability to grow earnings significantly faster than revenues, illustrating the desirability of our proprietary product offering, and the emerging power of our new operating platform. As previously communicated, we believe the RH brand has the potential to reach $4 to $5 billion in North American revenues with mid-to-high teens operating margins and ROIC in excess of 50%. Additionally, we now believe there is an opportunity to more than double those revenues as we begin to expand globally, and move the brand beyond creating and selling products to conceptualizing and selling spaces.”

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers its collections through its retail galleries across North America, the Company’s multiple Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted net revenue, adjusted operating income, adjusted net income or adjusted net earnings, adjusted net income margin, adjusted diluted earnings per share, normalized adjusted net income, normalized adjusted diluted net income per share, ROIC or return on invested capital, free cash flow, adjusted operating margin, adjusted gross margin, adjusted SG&A, EBITDA and Adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

The Company’s guidance on adjusted net revenues, adjusted diluted EPS, free cash flow and trailing twelve-month EBITDA contained in this press release does not include certain charges and costs. The adjustments to these non-GAAP financial measures in future periods are generally expected to be similar to the kinds of charges and costs excluded from such non-GAAP financial measures in prior periods, such as unusual non-cash and other compensation expense; legal claim related expenses; recall accruals; reorganization costs including severance costs and related taxes; and non-cash amortization of debt discount, among others. The exclusion of these charges and costs in future periods could have a significant impact on the Company’s adjusted diluted earnings guidance, free cash flow guidance and trailing twelve-month EBITDA. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding: the Company’s updated outlook for the second quarter fiscal year 2019 and for the full fiscal year 2019; the Company’s future growth; the Company’s planned introduction of RH Ski House and other new collections; the Company’s prospects for the second half of 2019; the Company’s belief that the RH brand has the potential to reach $4 to $5 billion in North American revenues with mid-to-high teens operating margins and ROIC in excess of 50%; the Company’s belief that there is an opportunity to more than double those revenues as the Company begins to expand globally; and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks that the financial outlook provided for the second quarter of fiscal year 2019 and the full fiscal year 2019 does not represent actual financial results and is subject to change based upon the preparation of our financial statements; our dependence on key personnel and any changes in our ability to retain key personnel; successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new gallery locations that we seek to open and the timing of openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; decisions concerning the allocation of capital; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products including risks related to tariffs, the countermeasures and mitigation steps that we adopt in response to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

CONTACT

Allison Malkin

203-682-8225

allison.malkin@icrinc.com

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